UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              June 25, 2008

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2008, we amended our Securities Purchase Agreement dated as of December 18, 2007 with The Quercus Trust (“Quercus”), to extend from June 30, 2008 to August 31, 2008 the “Outside Date” (as such term is defined in the Securities Purchase Agreement) for us to satisfy certain conditions to the obligation of Quercus to purchase an additional 9,333,334 shares of our Common Stock and an additional Warrant for the purchase of 9,000,000 shares of our Common Stock at an aggregate purchase price of $7,000,000.

The First Amendment to the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	First Amendment, dated June 25, 2008, to the Securities Purchase Agreement dated as of December 18, 2007 between ThermoEnergy Corporation and The Quercus Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008

THERMOENERGY CORPORATION (Registrant)

By:	/s/ Andrew T. Melton
Name: Andrew T. Melton
Title: Executive Vice President and Chief Financial Officer